Exhibit 10.4
TRANSUNION
AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN
GRANT NOTICE
RESTRICTED STOCK
[Outside Directors]

TransUnion (the “Company”), pursuant to the TransUnion Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant identified below an award (the “Award”) of the number of shares of Restricted Stock (the “Restricted Shares”) set forth below. The Award is subject to all of the terms and conditions as set forth herein, in the Award Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:	[•]
Date of Grant:	[•]
Number of Restricted Shares:	[•]

Vesting Schedule:
100% of the Restricted Shares shall vest and become non-forfeitable, and the Vesting Period shall lapse with respect to the Restricted Shares, on the first anniversary of the Date of Grant. Notwithstanding the foregoing, in the event that (i) Participant’s service as a member of the Board (“Director”) terminates due to Participant’s death or Disability (each, a “Qualifying Termination”) or (ii) a Change in Control occurs and Participant continues to serve as a Director until immediately prior to such Change in Control, the Restricted Shares shall, to the extent then-unvested, thereupon vest in full. Notwithstanding the foregoing, the Committee may in its discretion accelerate the vesting of some or all of the Restricted Shares in the event of a termination of Participant’s service as a Director due to Participant’s retirement from the Board.

Forfeiture:	Except as may otherwise be determined by the Committee, the Restricted Shares, to the extent then-unvested, shall be forfeited to the Company for no consideration as of the date of termination of the Participant’s service as a Director for any reason other than a Qualifying Termination.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE WITH RESPECT TO RESTRICTED STOCK, THE AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE AWARD HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN.

TRANSUNION	Participant
By: Title:

TRANSUNION
AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN
AWARD AGREEMENT WITH RESPECT TO
RESTRICTED STOCK

Pursuant to the Grant Notice with respect to Restricted Stock (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Award Agreement (including any addenda or exhibits) (this “Award Agreement”) and the TransUnion Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”), TransUnion (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.    Grant of Shares of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of shares of Restricted Stock (the “Restricted Shares”) provided in the Grant Notice.

2.    Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Shares shall vest and become non-forfeitable, and the Vesting Period shall lapse, as provided in the Grant Notice.

3.    Settlement of Awards. The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.

4.    Treatment of Restricted Shares Upon Termination. Except as provided in the Grant Notice, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5.    Confidentiality. Participant acknowledges and agrees that: the Company Group and its Affiliates are engaged in highly competitive businesses; the Company Group and its Affiliates have developed and acquired Confidential Information (as defined below) at great effort and significant expense; the Company Group and its Affiliates are have made reasonable and substantial efforts to maintain the confidentiality of their respective Confidential Information; the Confidential Information that Participant will help develop and/or have access to is critical to the success and survival of the Company Group and its Affiliates, and their respective ability to compete, and it could be used by a competitor in a manner that would irreparably harm the competitive position of the Company and/or one or more of its Affiliates in the marketplace. To protect the goodwill of the Company Group and its Affiliates, to protect the investment made by the Company Group and its Affiliates in its service providers, to protect the Confidential Information of the Company Group and its Affiliates, and as a material consideration and inducement to the Company to retain Participant as a director of the Company, in addition to any other confidentiality obligation under any other agreement with any member of the Company Group, pursuant to any applicable policy of the Company Group, or under applicable law, the Company and the Participant hereby agree as follows:

a.    During Participant’s tenure as a director of the Company and at all times thereafter, Participant agrees that the Participant will use Confidential Information exclusively on behalf of the Company and will not, except in the normal and proper course of performing the Participant's duties on behalf of the Company, directly or indirectly, in any capacity, at any time during or after Participant’s tenure as director of the Company for whatever reason disclose Confidential Information in any manner, or use Confidential Information for the Participant's benefit or on behalf of any competitor of the Company or other third party. The Participant further agrees that Participant will not copy or record or allow to be copied or recorded any Confidential Information for any purpose other than for use by or on behalf of the Company.

The Participant recognizes that the restrictions in this Section 5 shall survive the termination of Participant’s tenure as director of the Company for whatever reason, and the termination of this Award Agreement. The Participant's obligations under this Section 5 with respect to any specific Confidential Information shall cease when that specific portion of Confidential Information, in the same or an equally useable form to that maintained by the Company, becomes publicly known in its entirety and without combining portions of such information obtained separately, other than as a result of a breach of a duty of confidentiality, or otherwise loses its confidential status. It is understood that such Confidential Information of the Company includes matters that the Participant learns from other service providers of the Company.

Pursuant to 18 U.S.C. § 1833(b), and as set forth fully therein, notice is hereby given that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Participant shall cooperate with any attempt by the Company to obtain a protective order or similar treatment with respect to any such subpoena or other court order.

Nothing in this Award Agreement prohibits the Participant from voluntarily reporting possible violations of federal law or regulation to any governmental agency or entity, including the Securities and Exchange Commission (“SEC”), or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant is not required to obtain a release from the Company to make such a report or disclosure, nor is the Participant required to notify the Company of any such report or disclosure.

b.    Following the Participant’s Termination, the Participant shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by any member of the Company Group, (ii) immediately destroy, delete or return to the Company, at the Company’s option, all originals and copies in any form or medium in the Participant’s possession or control that contains Confidential Information or otherwise relates to the business of the Company Group, except that the Participant may retain those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information, and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Participant is or becomes aware.

c.    Definition of Confidential Information. “Confidential Information” shall mean any and all trade secrets (as defined by the Uniform Trade Secret laws or the Defend Trade Secrets Act, 18 U.S.C. § 1833, et seq.) and other confidential, proprietary and/or non-public information that the Company takes reasonable steps to protect or keep secret, whether in hard-copy, electronic format, communicated orally or in any other format, that the Participant acquires or is exposed to by and through the Participant’s service with the Company and that the Participant knows or has reason to know is confidential to the Company or that the Company specifically designates or treats confidential through its policies, procedures, or practices.

Confidential Information specifically includes, but is not limited to (i) Company methods of operation, systems and processes; (ii) information regarding the nature and type of services rendered and products sold by the Company; (iii) contracts and contract forms; (iv) the Company’s vendor, supplier, business partner lists and information; (v) technology developed by or for Company and all information derived therefrom, proprietary computer-based consulting tools and programs, pricing tools and programs, and operational tools and programs, screenshots and reports resulting therefrom, hardware/software licenses and designs, maintenance tools, product know-how and show-how, and all derivatives, improvements and enhancements to any of the above; (vi) names of and information regarding the Company’s current and former customers and prospects; (vii) information regarding the Company’s relationships with its customers and prospects, and sales and business records and reports with respect to such customers and prospects; (viii) pricing policies, matrices and architecture such as strategic profitability requirements in offering competitively priced products and services, specific customer pricing, quotation policies, quotations and bids to customers and prospects; (ix) particular customer and prospect information (whether or not publicly available to the extent it was specifically obtained the Company’s business efforts) developed or compiled by the Company, including without limitation contact names and details, data regarding its customer’s and prospect’s preferences and needs, and specific strategies for soliciting and maintaining each such customer and prospect; (x) Company personnel data and related information except for information relating solely to the Participant; (xi) the Company’s strategic plans, forecasts, anticipated or non-public projects or partnerships as it relates to its products or services; (xii) information received by the Company from third parties in confidence or pursuant to a duty of confidentiality; and (xiii) the Company’s discoveries, inventions, marketing and business plans, goals and strategies, financial data, business volume, research and development efforts and projections for any of the foregoing. All Confidential Information is, and shall at all times remain, the sole property of the Company.

Notwithstanding the foregoing, Confidential Information does not include information that is in the public domain or generally known to the public in the particular form thereof (in either case, exclusive of compiled information that may be created only with great effort or expense), other than information that became public as a result of a breach of a duty of confidentiality; information known to the Participant prior to first receipt of or access to such information in the course of the Participant's service with the Company; or information rightfully received by the Participant outside the course of the Participant's service with the Company from a third party who does not owe the Company a duty of confidentiality with respect to such information.

6.    Company; Participant.

a.    The term “Company” as used in this Award Agreement shall include the Company and its subsidiaries.

b.    Whenever the word “Participant” is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Shares may be transferred in accordance with the Plan, the word “Participant” shall be deemed to include such person or persons.

7.    Non-Transferability. The Restricted Shares are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Shares, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Shares shall terminate and become of no further effect.

8.    Rights as Stockholder; Additional Agreements. Upon the execution and delivery of this Award Agreement, the Restricted Shares shall be transferred to the Participant and the Restricted Shares shall be registered to the name of the Participant in the books and records of the Company, subject to the terms of the Plan and this Award Agreement. The Participant shall have all rights of a shareholder, including the right to vote the Restricted Shares and to receive ordinary dividends payable with respect to the Restricted Shares from the date of this Award Agreement. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, the Award or the settlement of the Award to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

9.    Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof; provided, that the Committee may allow a withholding of shares in excess of the minimum required statutory liability if the Committee determines that such excess withholding would not result on adverse accounting consequences.

10.    Clawback/Repayment. The Award shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law, including, but not limited to, the applicable rules and regulations of the SEC and the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In addition, if the Participant receives any amount in excess of the amount that the Participant should have otherwise received under the terms of or with respect to the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Committee may provide that the Participant shall be required to repay any such excess amount to the Company.

11.    Detrimental Activity. Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Award Agreement, if at any time prior to the time that the Restricted Shares have vested or within one (1) year thereafter, the Participant has engaged or engages in any Detrimental Activity (as defined in the Plan) or otherwise has violated Section 5 (regarding Confidential Information) of this Award Agreement, the Committee may, in its sole discretion, (1) cancel any or all of the Restricted Shares, and (2) the Participant will forfeit any amount or gain realized due to the vesting or sale of such Restricted Shares, and to repay any such amount or gain promptly to the Company.

12.    Notice. Every notice or other communication relating to this Award Agreement between the Company and the Participant shall be in writing, and shall be mailed, transmitted or delivered to the party for whom it is intended at such physical or electronic (e-mail) address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed, transmitted or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed or transmitted to the Participant at the Participant’s last known address or e-mail address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

13.    No Right to Continued Service. This Award Agreement does not confer upon the Participant any right to continue as a service provider to the Company.

14.    Binding Effect. This Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto, and each member of the Company Group, and each of their respective Affiliates, shall have the right to enforce the provisions and obligations of this Award Agreement, including Section 5 hereof.

15.    Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification may be consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

16.    Governing Law; Forum; Jury Trial.

a.    Governing Law; Forum. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

b.    WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AWARD AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL), THE COMPANY AND PARTICIPANT EACH EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AWARD AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

17.    Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Agreement, the Plan shall govern and control.

18.    Section 409A. It is intended that the Award granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder. The Company does not guarantee any particular tax effect with respect to the Award.

19.    Severability. Participant understands and agrees that the provisions of this Award Agreement are severable so that in the event that any part or potion of any of the Award Agreement, or the Sections contained herein, shall be held to be void, unenforceable or contrary to public policy, the remaining portion of the Award Agreement or Section shall remain in full force and effect.

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